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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials

F5 Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

SEC 1913 (04-04)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On March 2, 2006

TO SHAREHOLDERS OF F5 NETWORKS, INC.:
      The Annual Meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year end 2005 will be held on March 2, 2006 at 10:00 am Pacific Standard Time at F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class I directors to hold office until the Annual Meeting of Shareholders for fiscal year end 2008 and until their successors are elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.
      Only shareholders of record at the close of business on December 23, 2005 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Joann Reiter
Secretary
Seattle, Washington
January 20, 2006
YOUR VOTE IS IMPORTANT!
Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy. Voting via the Internet is a valid proxy voting method under the laws of the State of Washington (our state of incorporation).
The F5 Networks, Inc. Annual Report is available online at www.f5.com

Please do not return the enclosed paper ballot if you are
voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE
http://www.proxyvote.com	1-800-690-6903 via touch tone
24 hours a day/7 days a week	24 hours a day/7 days a week
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on March 1, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on March 1, 2006. Have your proxy card in hand when you call and then follow the instructions.
      Your cooperation is appreciated, since a majority of the shares of common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

F5 NETWORKS, INC.
401 Elliott Avenue West
Seattle, WA 98119

PROXY STATEMENT
FISCAL YEAR END 2005 ANNUAL MEETING OF SHAREHOLDERS

        F5 Networks, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on March 2, 2006, at 10:00 am, Pacific Standard Time at F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to shareholders on or about January 20, 2006.
      Only holders of the Company’s common stock, no par value (the “Common Stock”), as of the close of business on December 23, 2005 (the “Record Date”) are entitled to vote at the meeting. As of the Record Date, there were 39,572,965 shares of Common Stock outstanding.
      A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.
      Each shareholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock they hold on the Record Date. Shareholders may vote their shares by using the enclosed proxy card, over the Internet or by phone. If a proxy is received that does not specify a vote or an abstention, the shares represented by that proxy will be voted FOR the nominees to the Board of Directors listed in this Proxy Statement. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card and proxies submitted by telephone or over the Internet give discretionary authority to the person named as proxy to vote the shares represented by the proxy in her discretion.
      Under Washington law and the Company’s Second Amended and Restated Articles of Incorporation and Bylaws (the “Bylaws”), if a quorum exists at the meeting, the nominees for director who receive the greatest number of votes cast will be elected to the Board of Directors. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will have no impact on the election of directors since they have not been cast in favor of or against any nominee.
      A shareholder may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another proxy bearing a later date to the Corporate Secretary of the Company at 401 Elliott Avenue West, Seattle, Washington 98119 before or at the Annual Meeting or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.
      The Board of Directors of the Company is soliciting the proxies accompanying this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company, if requested, will pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

BOARD OF DIRECTORS
      The Board of Directors of the Company currently consists of six directors divided into three classes. Currently, the Class I directors are Karl D. Guelich and Keith D. Grinstein; the Class II directors are Alan J. Higginson and John McAdam; and the Class III directors are Rich Malone and A. Gary Ames. At the annual meeting of shareholders for fiscal year end 2005 (referred to as the Annual Meeting), the shareholders will vote on the election of two Class I directors to serve for three-year terms until the annual meeting of shareholders for fiscal year end 2008 and until their successors are elected and qualified. The Class II directors will hold office until the Company’s annual meeting for fiscal year end 2006 and the Class III directors will hold office until the Company’s annual meeting for fiscal year end 2007. All directors will hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.
      The Board of Directors has nominated Karl D. Guelich and Keith D. Grinstein for reelection to the Board of Directors as Class I directors at the Annual Meeting. The nominees have consented to serve as directors of the Company if elected. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Company may designate.
Nominees and Continuing Directors
      The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:
      John McAdam, age 54, has served as our President, Chief Executive Officer and a director since July 2000. Prior to joining us, Mr. McAdam served as General Manager of the Web server sales business at International Business Machines Corporation from September 1999 to July 2000. From January 1995 until August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to International Business Machines Corporation in September 1999. Mr. McAdam holds a B.S. in Computer Science from the University of Glasgow, Scotland.
      Karl D. Guelich, age 63, has served as one of our directors since June 1999 and as board chair from January 2003 through April 2004. Mr. Guelich has been in private practice as a certified public accountant since his retirement from Ernst & Young LLP in 1993, where he served as the Area Managing Partner for the Pacific Northwest offices headquartered in Seattle from October 1986 to November 1992. Mr. Guelich holds a B.S. in Accounting from Arizona State University.
      Alan J. Higginson, age 58, has served as board chair since April 2004, and as one of our directors since May 1996. Mr. Higginson has been the President and Chief Executive Officer of Hubspan, Inc., an e-business infrastructure provider, since August 2001. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from the University of Santa Clara.
      Keith D. Grinstein, age 45, has served as one of our directors since December 1999. He also serves as board chair for Coinstar, Inc., a coin counting machine company, and as lead outside director for Nextera, Inc. an economics-consulting firm. Mr. Grinstein is a partner of Second Avenue Partners, LLC, a venture capital fund. Mr. Grinstein’s past experience includes serving as President, Chief Executive Officer and Vice Chair of Nextel International Inc., and as President and Chief Executive Officer of the Aviation Communications Division of AT&T Wireless Services Inc. Mr. Grinstein holds a B.A. from Yale University and a J.D. from Georgetown University.
      Rich Malone, age 57, has served as one of our directors since August 2003. Mr. Malone has been the Chief Information Officer of Edward Jones Investments Inc. since 1979, when he joined Edward Jones Investments as a General Principal. In 1985, he became a member of the management committee of

Edward Jones Investments. Mr. Malone is currently a member of the BITS Advisory Group, the Xerox Executive Advisory Forum and serves on the Technology Advisory Committee at Arizona State University.
      A. Gary Ames, age 61 has served as one of our directors since July 2004. Mr. Ames served as President and Chief Executive Officer of MediaOne International, a provider of broadband and wireless communications from July 1995 until his retirement in June of 2000. From January 1990 to July 1995, he served as President and Chief Executive Officer of U S West Communications, a regional provider of residential and business telephone services, and operator and carrier services. Mr. Ames also serves as director of Albertsons, Inc., Tektronix, Inc., and iPass, Inc.
      There are no family relationships among any of the Company’s directors or executive officers. None of the corporations or other organizations referred to in the biographical information set forth above is a parent, subsidiary or other affiliate of the Company.
Committees of the Board
      The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees.
      Audit Committee. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. As described more fully in the charter, the functions of the Audit Committee are to select, evaluate and, if necessary, replace the Company’s independent registered public accounting firm, to review and approve the planned scope, proposed fee arrangements and results of the annual audit, approve any proposed non-audit services to be provided by the independent registered public accounting firm, oversee the adequacy of accounting and financial controls, review the independence of the auditors, and oversee the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee members have been Messrs. Guelich, Higginson and Grinstein since January 2004. The Board of Directors has determined that Mr. Guelich is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each current member of the Audit Committee is, and each member of the Audit Committee during fiscal year end 2005 was, an independent director as defined by the Nasdaq Marketplace Rules (as independence is currently defined in Rules 4200(a)(15) and 4350(d) therein).
      Compensation Committee. The Compensation Committee’s function is to recommend the compensation for the Chief Executive Officer and directors, including salaries, bonus levels and stock option grants, and to review compensation proposals made by the Chief Executive Officer for the other executive officers. The Compensation Committee members have been Messrs. Ames, Grinstein and Guelich since July 2004. Each current member of the Compensation Committee is, and each member of the Compensation Committee during fiscal 2005 was, an independent director as defined by the Nasdaq Marketplace Rules.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s function is to identify new board members, recommend board nominees, evaluate the board’s performance, and provide oversight of corporate governance and ethical conduct. From January 2004 to March 2005, the Nominating and Governance Committee members were Messrs. Grinstein, Guelich, and Malone. Since March 2005, the Nominating and Governance Committee has been composed of Messrs. Ames, Grinstein, Guelich, Higginson and Malone. Each current member of the Nominating and Governance Committee is, and each member of this committee during fiscal year end 2005 was, an independent director as defined by the Nasdaq Marketplace Rules.
Meetings of the Board and Committees
      The Company’s Board of Directors met or acted by unanimous written consent 13 times during fiscal 2005. The Audit Committee met 14 times and the Compensation Committee met or acted by unanimous written consent 4 times. During fiscal 2005, the Nominating and Governance Committee did not meet independently; all functions of such committee were performed by the full Board of Directors. The outside directors met 3 times during fiscal 2005, with no members of management present. Each member of the

Board attended 75% or more of the Board meetings during fiscal year 2005. Each member of the Board who served on the Audit, Compensation, or Nominating and Governance Committees attended at least 75% of the committee meetings.
Director Nomination
      Criteria for Nomination to the Board. The Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that members of the Company’s audit committee meet the financial literacy requirements under the rules of the Nasdaq Stock Market and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, the ability to work effectively as part of a team, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.
      Shareholders Proposals for Nominees. The Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholders(s) making the nomination and the number of shares of Common Stock which are owned beneficially and of record by such shareholders(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption “Shareholder Proposals for the Annual Meeting for Fiscal Year End 2006” below.
      Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to fill vacancies on the Board is initiated by conducting an assessment of critical Company and Board needs, based on the present and future strategic objectives of the Company and the specific skills required for the Board as a whole and for each Board Committee. A third-party search firm may be used by the Nominating Committee to identify qualified candidates. These candidates are evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Serious candidates meet with all members of the Board, and as many of the Company’s executive officers as practical. Using the input from such interviews and the information obtained by the Nominating Committee, the full Board determines whether to appoint a candidate to the Board.
      The Nominating Committee will evaluate the skills and experience of existing Board members against the Company’s critical needs in making recommendations for nomination by the full Board of candidates for election by the shareholders. The Nominating Committee charter is available on the investor relations section of the Company’s website, www.f5.com. Each current member of the Nominating Committee is an independent director as defined by the Nasdaq Marketplace Rules. The nominees to the Board of Directors described in this Proxy Statement were approved by at least a majority of Company’s independent directors, including each member of the Nominating Committee.
      The Nominating Committee expects that a similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder’s proposal to nominate a director.
Compensation of Directors
      Prior to March 1, 2005, non-employee directors of the Company were paid $35,000 annually for their services as members of the Board of Directors. Members of the Audit Committee, Compensation

Committee and Nominating Committee were paid an additional $8,000, $2,000 and $1,000, respectively, annually. The Chairman of the Board of Directors received an additional $12,000 paid annually.
      Since March 1, 2005, non-employee directors of the Company are paid $30,000 annually for their services as members of the Board of Directors. Chairs of the Audit Committee, Compensation Committee and Nominating Committee are paid an additional $10,000, $5,000 and $2,500, respectively, annually. The Chairman of the Board of Directors receives an additional $12,000 paid annually. In addition, the non-employee directors of the Company are paid $1,000 for each regular in-person board meeting. Members of the Audit Committee, Compensation Committee and Nominating Committee are paid $750 for each in-person or teleconference committee meeting. Members of the Board of Directors who are also employees of the Company did not receive any compensation for their services as members of the Board.
      All non-employee directors are reimbursed for certain expenses in connection with attending board and committee meetings.
      Prior to February 24, 2005, each non-employee director who also served on a Board committee received an annual option to purchase 15,000 shares of Common Stock on the day of the Company’s annual meeting. These options were fully vested and exercisable on the date of grant, and had an exercise price equal to the closing price of the Common Stock on the date of grant. Messrs. Higginson, Guelich, Grinstein, and Malone were each granted options to purchase 15,000 shares of Common Stock under the Company’s Amended and Restated 1998 Equity Incentive Plan (the “1998 Plan”) in April 2004 at a per share exercise price of $28.10, respectively. Mr. Ames was granted an option to purchase 15,000 shares of Common Stock under the 1998 Plan in July 2004 when he joined the Board of Directors at a per share exercise price of $23.07.
      Since February 24, 2005, each non-employee director who also serves on a Board committee receives equity compensation consisting of an annual option to purchase 7,500 shares of Common Stock (the “Annual Director Options”). The Annual Director Options fully vest at the end of one year of continuous services as a director following the date of grant and have a per share exercise price equal to the closing price of the Common Stock on the date of grant. Following August 1, 2005, each non-employee director who also serves on a Board committee receives additional equity compensation consisting of restricted stock units (“RSUs”) representing the right to receive 2,500 shares of Common Stock under the Company’s 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan”). Except with respect to the first RSU grant to non-employee directors pursuant to this arrangement, such RSUs fully vest at the end of one year of continuous service as a director following the date of grant. On February 24, 2005, the Company’s non-employee directors received their fiscal year 2005 Annual Director Options, which options fully vest on February 24, 2006 (assuming the director is providing continuous service at such time) and have a per share exercise price of $53.73. On August 1, 2005, each non-employee director who also served on a Board committee at that time received their fiscal year 2005 grant of 2,500 RSUs, which RSUs fully vest on March 2, 2006 (assuming a director is providing continuous service as a director at such time).
Communications with Directors; Attendance at Annual Meetings
      Shareholders who wish to communicate with our Directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so by contacting them c/o Corporate Secretary, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. These communications will be forwarded to the Board or individual Board members as appropriate.
      Directors are expected to be present at the Company’s annual meeting of shareholders. All the Directors attended the Company’s fiscal year end 2004 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of December 23, 2005 by (a) each person known to the Company to own beneficially more than 5% of outstanding shares of Common Stock on December 23, 2005, (b) each director and nominee for director of the Company, (c) the Named Executive Officers, as defined below, and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

	Number of
	Shares of
	Common Stock	Percent of
	Beneficially	Common Stock
Name and Address(1)	Owned(2)	Outstanding(2)

FMR Corp. and its affiliates(3)	4,469,700	11.3%
82 Devonshire Street
Boston, Massachusetts 02109
Franklin Resources, Inc.(4)	1,803,200	4.6%
One Franklin Parkway, Building 920
San Mateo, California 94403
John McAdam(5)	164,709	*
Tom Hull(6)	38,750	*
Jeff Pancottine(7)	2,738	*
Edward J. Eames(8)	2,720	*
Karl Triebes(9)	21,250	*
A. Gary Ames(10)	5,000	*
Keith D. Grinstein(11)	11,000	*
Karl D. Guelich(12)	27,500	*
Alan J. Higginson(13)	67,500	*
Rich Malone(14)	30,000	*
Steven Coburn(15)	—	*
All directors and executive officers as a group (14 people)(16)	408,145	1.0%

*	less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after December 23, 2005. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)	The holding shown is as reported by FMR Corp. (“FMR”) in a Schedule 13G/A filed on February 14, 2005. FMR Corp., which is the parent company of various entities providing investment management and advisory services to the Fidelity group of mutual funds, has reported no sole voting power over any shares and sole dispositive power over 4,469,700 shares. Fidelity Growth Company Fund, of which a subsidiary of FMR is the investment adviser, has ownership of 3,600,600 of the shares over which FMR has dispositive power.

(4)	The holding shown is as reported by Franklin Resources, Inc. in a Schedule 13G/A filed on February 14, 2005. Franklin Resources, Inc. has reported that Franklin Advisors, Inc. has sole voting and dispositive power over 1,607,400 shares and Fiduciary Trust Company International has sole voting and dispositive power over 195,800 shares. Franklin Advisors, Inc. and Fiduciary Trust

Company International are direct or indirect investment advisory subsidiaries of Franklin Resources, Inc.

(5)	Includes 95,000 shares issuable upon exercise of options exercisable within 60 days of December 23, 2005 and 6,250 shares of Common Stock underlying RSUs granted under the 2005 Equity Incentive Plan, as more fully described herein, that are issuable within 60 days of December 23, 2005.

(6)	Includes 36,250 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 23, 2005 and 2,500 shares of Common Stock underlying RSUs granted under the 2005 Equity Incentive Plan that are issuable within 60 days of December 23, 2005.

(7)	Includes 2,500 shares of Common Stock underlying RSUs granted under the 2005 Equity Incentive Plan that are issuable within 60 days of December 23, 2005.

(8)	Includes 2,500 shares of Common Stock underlying RSUs granted under the 2005 Equity Incentive Plan that are issuable within 60 days of December 23, 2005.

(9)	Includes 18,750 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 23, 2005 and 2,500 shares of Common Stock underlying RSUs granted under the 2005 Equity Incentive Plan that are issuable within 60 days of December 23, 2005.

(10)	Includes 5,000 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 23, 2005.

(11)	Includes 5,000 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 23, 2005.

(12)	Includes 27,500 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 23, 2005.

(13)	Includes 67,500 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 23, 2005.

(14)	Includes 30,000 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 23, 2005.

(15)	Mr. Coburn terminated his employment with the Company in August 2005.

(16)	Includes 296,106 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of December 23, 2005 and 26,875 shares of Common Stock underlying RSUs granted under the 2005 Equity Incentive Plan that are issuable within 60 days of December 23, 2005.
Certain Relationships and Related Party Transactions
      The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

Equity Compensation Plan Information
      The following table provides information as of September 30, 2005 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

	Column A		Column B		Column C

					Number of securities
					remaining available for
	Number of securities				future issuance under equity
	to be issued upon		Weighted-average		compensation plans (total
	exercise of		exercise price of		securities authorized but
	outstanding options		outstanding options		unissued under the plans,
Plan Category	and rights		and rights		less Column A)

Equity compensation plans approved by security holders(1)	3,488,408	(2)	$27.77	(3)	1,003,250	(4)
Equity compensation plans not approved by security holders(5)	1,837,641		$23.97		55,853	(6)

Total	5,326,049		$25.83		1,059,103

(1)	Consists of the F5 Networks, Inc. Amended and Restated 1996 Stock Option Plan (the “1996 Equity Incentive Plan”), the F5 Networks, Inc. Amended and Restated 1998 Equity Incentive Plan (the “1998 Equity Incentive Plan”), the 2005 Equity Incentive Plan, the F5 Networks, Inc. 1999 Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Equity Incentive Plan”) and the F5 Networks, Inc. 1999 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).

(2)	Includes (i) 718,184 shares issuable upon vesting of outstanding RSUs granted under the 2005 Equity Incentive Plan and (ii) 1,012,549 shares reserved for issuance under the Employee Stock Purchase Plan.

(3)	The weighted-average exercise price does not take into account (i) the shares issuable upon vesting of outstanding RSUs, which have no exercise price, and (ii) a weighted-average purchase price for the Employee Stock Purchase Plan, since this cannot be determined until after Common Stock is purchased under the Employee Stock Purchase Plan.

(4)	Does not include 33,430 options from the 1996 Equity Incentive Plan as they are not eligible for future issuance.

(5)	Consists of the F5 Networks, Inc. 2000 Employee Equity Incentive Plan (the “2000 Equity Incentive Plan”), F5 Networks, Inc. uRoam Acquisition Equity Incentive Plan (the “uRoam Equity Incentive Plan”), F5 Networks, Inc. MagniFire Acquisition Equity Incentive Plan (the “MagniFire Equity Incentive Plan”) and certain executive new hire grants. The material features of each of these equity compensation plans are set forth below.

(6)	Does not include 134,419 options from the uRoam Equity Incentive Plan and 70,000 options from the MagniFire Equity Incentive Plan as they are not eligible for future issuance.
Description of Plans not Approved by Security Holders
      2000 Equity Incentive Plan. In July 2000, the Board of Directors adopted the 2000 Equity Incentive Plan, which provides for discretionary grants of non-qualified stock options, stock purchase awards and stock bonuses for employees and other service providers. A total of 3,500,000 shares of Common Stock have been reserved for issuance under the 2000 Equity Incentive Plan. As of September 30, 2005, there were options to purchase 1,144,991 shares outstanding and 55,853 shares available for awards under the 2000 Equity Incentive Plan.
      All options under the 2000 Equity Incentive Plan expire 10 years from the grant date and each option will have an exercise price of not less than the fair market value of the Company’s stock on the date the option is granted. The options granted under the 2000 Equity Incentive Plan may be exercisable immediately or may vest and become exercisable in periodic installments. In the event of the termination of an optionee’s employment with the Company, vesting of options will stop and the optionee may exercise vested options for a specified period of time after the termination. Upon certain changes in control of the Company, 50% of all outstanding and unvested options or stock awards under the 2000 Equity Incentive Plan will vest and become immediately exercisable, unless assumed or substituted by the acquiring entity.
      uRoam Equity Incentive Plan. In July 2003, the Board of Directors adopted the uRoam Equity Incentive Plan in connection with the hiring of the former employees of uRoam, Inc. The plan provides for discretionary grants of non-qualified and incentive stock options, stock purchase awards and stock bonuses. The Board of Directors approved 250,000 shares of Common Stock to be reserved for issuance under the uRoam Equity Incentive Plan. As of September 30, 2005, there were options to purchase 38,044 shares outstanding and no shares were available for awards under the uRoam Equity Incentive Plan. Options that expire, whether due to a termination of employment or otherwise, are not available for future grant.
      All options under the uRoam Equity Incentive Plan expire 10 years from the grant date and were granted as non-qualified stock options with an exercise price equal to the fair market value of the Common Stock on the date of grant. The options granted under the uRoam Equity Incentive Plan may be exercisable immediately or may vest and become exercisable in periodic installments. In the event of the termination of an optionee’s employment with the Company, vesting of options will stop and the optionee may exercise vested options for a specified period of time after the termination. Upon certain changes in control of the Company, 50% of all outstanding and unvested options or stock awards under the uRoam Equity Incentive Plan will vest and become immediately exercisable, unless assumed or substituted by the acquiring entity.
      MagniFire Equity Incentive Plan. In July 2004, the Board of Directors adopted the MagniFire Equity Incentive Plan in connection with the hiring of the former employees of MagniFire Websystems, Inc. The plan provides for discretionary grants of non-qualified and incentive stock options, stock purchase awards and stock bonuses. The Board of Directors approved 415,000 shares of Common Stock to be reserved for issuance under the MagniFire Equity Incentive Plan. As of September 30, 2005, there were options to purchase 234,606 shares outstanding and no shares were available for awards under the MagniFire Equity Incentive Plan. Options that expire, whether due to a termination of employment or otherwise, are not available for future grant.
      All options under the MagniFire Equity Incentive Plan expire 10 years from the grant date and were granted as non-qualified stock options with an exercise price equal to the fair market value of the Common Stock on the date of grant. The options granted under the MagniFire Equity Incentive Plan may be exercisable immediately or may vest and become exercisable in periodic installments. In the event of the termination of an optionee’s employment with the Company, vesting of options will stop and the optionee may exercise vested options for a specified period of time after the termination. Upon certain changes in control of the Company, 50% of all outstanding and unvested options or stock awards under the MagniFire Equity Incentive Plan will vest and become immediately exercisable, unless assumed or substituted by the acquiring entity.
      New Hire Grants. In October 2003, the Board of Directors adopted a non-qualified stock option plan, or the “Hull Plan”, in connection with the hiring of Tom Hull, the Company’s Senior Vice President of Worldwide Sales. The Hull Plan provides for a grant of 225,000 non-qualified stock options for Mr. Hull and these options have an exercise price per share of $23.69. As of September 30, 2005, no remaining shares were available for grant under this plan. In August 2004, the Board of Directors adopted a non-qualified stock option plan, or the “Triebes Plan”, in connection with the hiring of Karl Triebes, the Company’s Senior Vice President of Product Development and Chief Technology Officer. The Triebes Plan provides for a grant of 300,000 non-qualified stock options for Mr. Triebes and these options have an exercise price per share of $22.81. As of September 30, 2005, no remaining shares were available for grant under this plan.
      All options under these plans expire 10 years from the grant date and each plan specifies the exercise price of options granted under the plan. The options granted under the plans vest and become exercisable in periodic installments over a period of up to 4 years from the grant date. In the event of the termination of an optionee’s employment with the Company, vesting of options will stop and the optionee may exercise vested options for a specified period of time after the termination. Upon certain changes in control of the Company, 100% of all outstanding and unvested options under the Hull Plan and Triebes Plan, will vest and become immediately exercisable.
Section 16 (a) Beneficial Ownership Reporting Compliance
      Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that, during fiscal 2005, all such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION AND OTHER MATTERS
Summary Executive Compensation Table
      The following table sets forth information concerning compensation earned for services rendered to the Company by (a) the Chief Executive Officer of the Company (the “CEO”), and (b) the Company’s four other most highly compensated executive officers who were serving as executive officers of the Company at the end of fiscal year end 2005, and (c) one former executive officer of the Company who would have been included among the four other most highly compensated executive officers had he continued to serve as an executive officer through September 30, 2005. These executive officers, together with the CEO, are collectively referred to as the “Named Executive Officers.”

						Long Term Compensation
		Annual Compensation				Awards

					Other Annual			Securities	All Other
			Bonus(1)		Compensation	Restricted		Underlying	Compensation(2)
Name and Principal Position	Year	Salary ($)	($)		($)	Stock Awards		Options (#)	($)

John McAdam	2005	$467,470	$445,360		$—	$2,108,500	(3)	—	$789
President and	2004	$445,200	$449,402		$—	—		100,000	$789
Chief Executive Officer	2003	$445,200	$386,911		$—	—		160,000	$789
Jeff Pancottine	2005	$319,192	$243,282		$—	$843,400	(4)	—	$3,789
Senior VP and General Manager,	2004	$303,992	$245,180		$—	—		40,000	$3,789
Security Business Unit	2003	$292,300	$202,525		$—	—		55,000	$3,789
Edward Eames	2005	$252,428	$192,396		$—	$843,400	(4)	—	$3,789
Senior VP of Business	2004	$240,408	$194,141		$—	—		40,000	$3,789
Operations and Global Services	2003	$222,600	$154,426		$—	—		55,000	$3,789
Tom Hull(5)	2005	$259,992	$198,167		$—	$843,400	(4)	—	$3,789
Senior VP of Worldwide Sales	2004	$238,826	$194,858		$—	—		265,000	$6,173
	2003	—	—		—	—		—	—
Karl Triebes(6)	2005	$305,000	$190,544		$—	$843,400	(4)	—	$100,679
Senior VP of Product Development	2004	$27,763	$125,070	(7)	$—	—		300,000	$—
and Chief Technology Officer	2003	—	—		—	—		—	—
Former Officer:
Steve Coburn(8)	2005	$278,343	$201,118		$—	—		—	$3,723
Former Senior VP and Chief	2004	$276,680	$219,236		$—	—		40,000	$3,189
Financial Officer	2003	$265,000	$181,093		$—	—		55,000	$3,189

(1)	Includes bonus amounts earned during the fiscal year.

(2)	The amounts in this column for fiscal year 2005 include (a) $3,000 for an annual contribution by the Company to the 401(k) account of each of Messrs. Pancottine, Eames, Hull, Triebes and Coburn, (b) imputed income of $189 for term life insurance premiums paid by the Company for each of Messrs. McAdam, Pancottine, Eames, Hull, Triebes, (c) imputed income of $173 for a term life insurance premium paid by the Company for Mr. Coburn, (d) imputed income of $600 paid by the Company as a stipend for Internet service provider fees with respect to Messrs. McAdam, Pancottine, Eames, Hull, Triebes, and (e) imputed income of $550 paid by the Company as a stipend for Internet service provider fees with respect to Mr. Coburn. The amounts in this column for fiscal year 2004 include (a) $3,000 for an annual contribution by the Company to the 401(k) account of each of Messrs. Pancottine, Eames, Hull and Coburn, (b) imputed income of $189 for term life insurance premiums paid by the Company for each of Messrs. McAdam, Pancottine, Eames, Coburn, (c) imputed income of $173 for a term life insurance premium paid by the Company for Mr. Hull, and (d) imputed income of $600 paid by the Company as a stipend for Internet service provider fees with respect to Messrs. McAdam, Pancottine and Eames. The amounts in this column for fiscal year 2003 include (a) $3,000 for an annual contribution by the Company to the 401(k) account of each of Messrs. Pancottine, Eames and Coburn, (b) imputed income of $189 for term life insurance premiums paid by the Company for each of Messrs. McAdam, Pancottine, Eames and Coburn., and

(c) imputed income of $600 paid by the Company as a stipend for Internet service provider fees with respect to Messrs. McAdam, Pancottine and Eames.

(3)	Represents the aggregate value on date of grant of an RSU award made on August 1, 2005 with respect to 50,000 shares of Common Stock based on the closing market price of the Common Stock on that date. This RSU award, which are the only RSUs held by the holder as of September 30, 2005, vests at the rate of 12.5% upon completion of each quarter of continuous employment of the holder following the date of grant until such RSU is fully vested on August 1, 2007. As of September 30, 2005, none of these RSUs were vested. The unvested portion of each RSU award is subject to forfeiture if the holder’s employment terminates. The holder of the RSU award does not have any of the benefits of ownership of the shares of Common Stock subject to the award, such as the right to vote the shares or to receive dividends, unless and until the RSU vests and the shares are issued.

(4)	Represents the aggregate value on date of grant of an RSU award made on August 1, 2005 with respect to 20,000 shares of Common Stock based on the closing market price of Common Stock on that date. This RSU award, which are the only RSUs held by the holder as of September 30, 2005, vests at the rate of 12.5% upon completion of each quarter of continuous employment of the holder following the date of grant until such RSU is fully vested on August 1, 2007. As of September 30, 2005, none of these RSUs were vested. The unvested portion of each RSU award is subject to forfeiture if the holder’s employment terminates. The holder of the RSU award does not have any of the benefits of ownership of the shares of Common Stock subject to the award, such as the right to vote the shares or to receive dividends, unless and until the RSU vests and the shares are issued.

(5)	Mr. Hull joined the Company in October 2003.

(6)	Mr. Triebes joined the Company in August 2004. The amounts shown in the “All Other Compensation” column include relocation expenses of $96,890 paid to Mr. Triebes in fiscal 2005.

(7)	Includes a $100,000 signing bonus.

(8)	Mr. Coburn resigned from the Company in August 2005.

Aggregate Exercise of Stock Options in Fiscal Year 2005 and Fiscal Year-End Option Values
      The following table sets forth information concerning the exercise of stock options during fiscal year 2005 by each of the Named Executive Officers and the number and value of unexercised options held by those officers at the end of fiscal year 2005:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
			September 30, 2005 (#)(1)		September 30, 2005 ($)(2)
	Shares	Value
	Acquired on	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise (#)	($)(3)	(#)	(#)	($)	($)

John McAdam	360,000	$11,742,600	245,000	—	$5,978,350	$—
Jeff Pancottine	289,000	$6,705,743	—	—	$—	$—
Edward Eames	264,936	$7,993,003	13,750	—	$396,413	$—
Tom Hull	55,000	$1,788,050	92,812	117,188	$1,763,821	$2,317,979
Karl Triebes	50,000	$892,000	31,250	218,750	$645,625	$4,519,375
Former Officer:
Steven Coburn	265,000	$7,674,635	—	—	$—	$—

(1)	No new stock options were granted to the Named Executive Officers during fiscal year 2005. As disclosed in the section entitled “Summary Executive Compensation Table” above, certain Named Executive Officers received RSUs pursuant to the 2005 Equity Incentive Plan during such period.

(2)	Based on a market value of $43.47 per share, the closing price of Common Stock on September 30, 2005 (as reported by the Nasdaq National Market), less the exercise price, multiplied by the number of shares underlying the option.

(3)	Based on a per share market value equal to the closing price of shares of Common Stock on the exercise date (as reported by the Nasdaq National Market), less the exercise price, multiplied by the number of shares acquired upon exercise.
Employment Contracts and Change-in-Control Arrangements
      Under the terms of our stock incentive plans, equity awards are generally subject to special provisions upon the occurrence of a defined “change in control” transaction. Under the plans, subject to certain exceptions set forth therein, all or a certain portion of outstanding unvested stock options and/or unvested RSUs held by all participants under the plans, including our executive officers, will become fully vested upon a change in control of the Company.
      Messrs. McAdam, Pancottine, Eames, Hull and Triebes have unvested RSUs under our 2005 Equity Incentive Plan. The grant agreement for these RSUs provides that upon certain changes in control of the Company, all of these outstanding and unvested RSUs will accelerate and fully vest.
      Messrs. Hull and Triebes have unvested stock options under a non-qualified stock option plan, which provides that upon certain changes in control of the Company, all outstanding and unvested options under the plan will accelerate and fully vest.
      Other than our stock incentive plans, there are no written employment contracts with any of the Named Executive Officers. Each such officer is an “at-will” employee, and his employment may be terminated anytime with or without cause.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee during fiscal year 2005 was comprised of Messrs. Ames, Grinstein and Guelich. Each member of the Compensation Committee is independent under the rules of the Nasdaq Stock Market and the SEC. None of the Company’s executive officers served as a member of the Board of Directors or Compensation Committee of any entity that has had one or more executive officers which served as a member of the Company’s Board of Directors or Compensation Committee.
Report of Compensation Committee
      The Compensation Committee is comprised of three members of the Board of Directors who are not employees of the Company. It has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The objectives of the committee are to correlate executive compensation with the Company’s business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to its long-term success.
     Compensation Philosophy
      The Company’s philosophy concerning compensation for executive officers is to directly link their compensation to continuous improvements in the Company’s financial performance. The key elements of this philosophy are as follows:

•	provide a competitive total compensation package that enables the Company to attract, retain and reward executive officers who contribute to the Company’s success;

•	provide incentive compensation that is directly linked to the performance of the Company; and

•	establish incentives that relate to the Company’s annual and long-term business strategies and objectives.

      Consistent with this philosophy, the compensation package offered to executive officers includes: base salary, cash incentive compensation in the form of bonuses, and long-term equity incentives in the form of stock options and RSUs.

Salary
      The Compensation Committee’s function is to annually assess the performance of and recommend to the full Board of Directors, salary and incentive compensation for the President and CEO. The Compensation Committee also reviews and approves annual salary and incentive compensation increases for other executive officers recommended by the President and CEO.
      In setting Mr. McAdam’s compensation for fiscal year 2005, the Compensation Committee considered compensation levels for similar positions at public companies of similar size and revenue levels, in similar industries, and with similar technological and marketing challenges, operational complexities and long-term performance and growth objectives. The Compensation Committee reviewed salary surveys and publicly available information on compensation levels in performing this analysis. Mr. McAdam’s base salary was increased by 6% for fiscal 2002, and by 5% for fiscal 2003, consistent with base salary increases for the rest of the Company’s executive officers in those years. At Mr. McAdam’s request, no increase was granted for fiscal 2004. Mr. McAdam repeated his request for no increase in fiscal 2005, but was granted a 5% increase in base salary for fiscal year 2005 over his base salary for fiscal year 2004.
      In determining executive officer salaries, the Compensation Committee reviews recommendations from Mr. McAdam, which are based on information from salary surveys covering technology companies in the Seattle, Washington area and other comparable areas, individual performance levels and the Company’s financial condition. The Compensation Committee also considers incentive compensation based on the Company’s financial performance.

Incentive Compensation
      To reinforce the attainment of Company goals, the Compensation Committee believes that a significant portion of the annual compensation of the executive officers should be in the form of incentive compensation. The Compensation Committee believes that incentives based on attaining or exceeding established financial targets, properly aligns the interests of the executive officers with the interests of the shareholders. Bonuses for Mr. McAdam and the other executive officers are awarded quarterly and are 50% based on the Company achieving target revenue and 50% based on the Company achieving target EBITDA for such periods. Each such target is determined by the Board of Directors and is set forth in the Board-approved budget for each such fiscal year. Mr. McAdam’s bonus is set at 75% of his base salary for meeting these performance targets. Mr. McAdam and the other executive officers may earn additional bonuses for over-achievement of these targets.

Equity Compensation
      The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company’s shareholders and periodically approves grants of equity compensation under the Company’s equity incentive plans.
      The Compensation Committee reviews and approves recommendations made by the CEO on grants of equity compensation for other executive officers. These recommendations are based on the relative position and responsibilities of each executive officer and previous and expected contributions of each officer to the Company’s success. Upon joining the Company, Mr. McAdam was given options in an amount comparable to those given to other non-founder executives hired to perform similar functions in comparable companies. This initial option grant was subsequently cancelled at his request. Mr. McAdam has been awarded several additional grants of equity compensation in amounts considered by the Compensation Committee to be appropriate considering Mr. McAdam’s performance, including an award of 50,000 RSUs granted in fiscal year 2005 under the 2005 Equity Incentive Plan. This award was based on an analysis of comparable companies similar to that used to determine appropriate base salary. In addition, the Compensation Committee considered the total number of the Company’s outstanding shares, the number of shares of Common Stock available for issuance under the Company’s equity compensation plans, including under the 2005 Equity Incentive Plan, and the unique retention value inherent in equity compensation as compared to other forms of compensation.
      Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Compensation Committee is aware of this limitation and had decided that it is not appropriate at this time to limit the Company’s discretion to design the cash compensation packages payable to the Company’s executive officers.

Compensation Committee

Keith D. Grinstein, Chair
A. Gary Ames
Karl D. Guelich
Code of Ethics for Senior Financial Officers
      We have adopted a Code of Ethics that applies to all of our senior financial officers, including our CEO, chief finance officer and chief accounting officer. The Code of Ethics is posted on the Company’s website. The Internet address for our website is http://www.f5.com and the Code of Ethics may be found under the “investor relations” section of our website. A copy of the Code of Ethics may be obtained without charge by written request to the Company’s Secretary. We also have a separate Code of Ethics that applies to all of the Company’s employees, which may be also found under the “investor relations” section of our website.
Report of the Audit Committee
      The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee charter is available on the “investor relations” section of the Company’s website, www.f5.com.
      On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. PricewaterhouseCoopers, LLP, the independent registered public accounting firm (the “Auditors”), is responsible for expressing an opinion as to the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and for issuing its opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.
      In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the Auditors the audited financial statements and the quarterly unaudited financial statements of the Company for the fiscal year ended September 30, 2005, matters relating to the Company’s internal controls over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Accounting Officer.
      The Audit Committee discussed with the Auditors the overall scope and plans for the annual audit. The Audit Committee meets with the Auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting.
      The Audit Committee reviewed with the Auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed and reviewed with the Auditors all matters required to be discussed under the Statement on Auditing Standards No. 61 Communication with Audit Committees.
      The Audit Committee has received from the Auditors a formal written statement describing all relationships between them and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with them any relationships that may impact their objectivity and independence, including the amount and significance of non-audit services provided by them, and has satisfied itself as to their independence.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

Audit Committee

Karl Guelich, Chair
Alan J. Higginson
Keith D. Grinstein

Stock Price Performance
      The information regarding stock price performance contained in this section shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
      The graph below compares the annual percentage change in the cumulative total return on shares of Common Stock for F5 Networks, Inc., the Nasdaq Composite Index and the Nasdaq Computer Index for the period commencing September 30, 2000, and ending September 30, 2005.
Comparison of Cumulative Total Return *
Among F5 Networks, Inc.,
Nasdaq Composite and Nasdaq Computer Index

	9/29/00	9/28/01	9/30/02	9/30/03	9/30/04	9/30/05

F5 Networks, Inc.	100	27	22	57	90	128
Nasdaq Composite Index	100	41	32	49	52	59
Nasdaq Computer Index	100	32	24	39	39	45

*	Assumes that $100 was invested September 29, 2000 in shares of Common Stock and in each index, and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

PROPOSAL 1:     ELECTION OF TWO CLASS I DIRECTORS
      At the Annual Meeting, the shareholders will vote on the election of two Class I directors to serve for three-year terms until the annual meeting of shareholders for fiscal year end 2008 and until their successors are elected and qualified. The Board of Directors has unanimously nominated Karl D. Guelich and Keith D. Grinstein for reelection to the Board of Directors as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If either nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees for Class I directors at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have cumulative voting rights in the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF BOTH NOMINEES.
      Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Messrs. Guelich and Grinstein.
OTHER MATTERS
Auditors
      The independent accounting firm of PricewaterhouseCoopers LLP has acted as the Company’s auditor since inception and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Principal Accountants Fees and Services
      The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2005 and 2004:

	Years Ended
	September 30,

Fee Category	2005	2004

Audit Fees	$917,536	$324,050
Audit-Related Fees	14,000	125,482
Tax Fees	34,232	23,046
All Other Fees	—	—

Total Fees	$965,768	$472,578

      Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements including consultations related to compliance with the Sarbanes-Oxley Act of 2002.
      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions, financial accounting and reporting standards and services related to registration statements and public offerings.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.
Audit Committee Pre-Approval Procedures
      The Audit Committee meets with our independent registered public accounting firm to approve the annual scope of accounting services to be performed and the related fee estimates. The Audit Committee also meets with our independent registered public accounting firm, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. During the course of the year, the Chairman of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The Chairman of the Audit Committee reports any interim pre-approvals at the following quarterly meeting. At each of the meetings, management and our independent registered public accounting firm update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal 2005, all audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company were pre-approved by the Audit Committee in accordance with the foregoing procedures.
Annual Independence Determination
      The Audit Committee considered whether the provision of nonaudit services is compatible with the principal accountants’ independence and concluded that the provision of nonaudit services has been compatible with maintaining the independence of the Company’s external auditors.
Other Business
      Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR END 2006
      The Company’s Bylaws provide that advance notice of a shareholder’s proposal must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, the Bylaws also provide that in the event the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (C) the class and number of shares of the Company which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in such shareholder’s capacity as a proponent of a shareholder proposal.

      A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.
      Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the Annual Meeting for fiscal year end 2006 must submit the proposal to the Company no earlier than November 2, 2006 and no later than December 4, 2006. Shareholders who intend to present a proposal at the Annual Meeting for fiscal year end 2006 without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than December 6, 2006 or management of the Company will have discretionary voting authority at the fiscal year end 2006 annual meeting with respect to any such proposal without discussion of the matter in Proxy Statement for such meeting. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS
      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for the Company by reducing printing and postage costs. Under this procedure, the Company will deliver only one copy of the Company’s Annual Report to shareholders for fiscal year 2005 (the “2005 Annual Report”) and this proxy statement to multiple shareholders who share the same address (if they appear to be members of the same family), unless the Company has received contrary instructions from an affected shareholder.
      The 2005 Annual Report and this proxy statement may be found under the “investor relations” section of the Company’s website at www.f5.com. The Company will deliver promptly upon written or oral request a separate copy of the 2005 Annual Report and this proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2005 Annual Report or this proxy statement, shareholders should contact the Company at: Investor Relations, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, WA 98119.
      If you are a shareholder, share an address and last name with one or more other shareholders and would like either to request delivery of a single copy of the Company’s annual reports or proxy statements for yourself and other shareholders who share your address or to revoke your householding consent and receive a separate copy of the Company’s annual report or proxy statement in the future, please contact Automatic Data Processing, Inc. (“ADP”), either by calling toll free at (800) 542-1061 or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
      A number of brokerage firms also have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By Order of the Board of Directors,

Joann Reiter
Senior Vice President, General Counsel and Secretary

VOTE BY INTERNET — www.proxyvote.com
      Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 1, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
      Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 1, 2006. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
      Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to F5 Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

F5 NETWORKS, INC.
ANNUAL MEETING OF SHAREHOLDERS
March 2, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Joann M. Reiter, with full power of substitution, proxy to vote at the Annual Meeting of Shareholders of F5 Networks, Inc. (the “Company”), to be held on March 2, 2006 at 10:00 a.m., local time, at F5 Networks, Inc. Headquarters, 401 Elliott Avenue West, Seattle, WA 98119, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company, held or owned by the undersigned, as directed on the reverse side of this proxy card, and in her discretion upon such other matters as may come before the meeting.
(TO BE SIGNED ON REVERSE SIDE)

F5 NETWORKS, INC. 401 ELLIOTT AVENUE WEST SEATTLE, WA 98119	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Voting via the Internet is a valid proxy voting method under the laws of the State of Washington.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by F5 Networks, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to F5 Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	F5NTK1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
F5 NETWORKS, INC.

Election of Two Class I Directors		For	Withhold	For All	To withhold authority to vote, mark “For All Except”
		All	All	Except	and write the nominee's number on the line below.
Nominees: Class I
1.	01) Karl D. Guelich	[ ]	[ ]	[ ]

02) Keith D. Grinstein

This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing in a representative capacity, please give title.

HOUSEHOLDING ELECTION— Please indicate if you consent to receive certain future investor communications in a single package per household	Yes ☐	No ☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date